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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2005

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)
345 Park Avenue San Jose, California 95110-2704 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

        On April 17, 2005, Adobe Systems Incorporated ("Adobe") entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Macromedia, Inc. ("Macromedia"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Avner Acquisition Sub, Inc., a wholly owned subsidiary of Adobe, will merge with and into Macromedia, with Macromedia as the surviving corporation of the merger (the "Merger"). As a result of the Merger: (i) Macromedia will become a wholly owned subsidiary of Adobe; and (ii) each outstanding share of Macromedia common stock will be converted into the right to receive 0.69 shares of Adobe common stock (the "Exchange Ratio"). Consummation of the Merger is subject to customary closing conditions, including antitrust approvals and approval by the stockholders of Adobe and Macromedia, respectively. A copy of the Merger Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the press release issued by Adobe and Macromedia on April 18, 2005 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

        Adobe Systems Incorporated intends to file a registration statement on Form S-4, and Adobe and Macromedia, Inc. intend to file a related joint proxy statement/prospectus, in connection with the merger transaction involving Adobe and Macromedia. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Adobe by contacting Adobe Investor Relations at 408-536-4416. Investors and security holders may obtain free copies of the documents filed with the SEC by Macromedia by contacting Macromedia Investor Relations at 415-252-2106.

        Adobe, Macromedia and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Adobe and Macromedia in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of Adobe and Macromedia described above. Additional information regarding the directors and executive officers of Adobe is also included in Adobe's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2005. Additional information regarding the directors and executive officers of Macromedia is also included in Macromedia's proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on June 21, 2004 and Macromedia's proxy statement for a Special Meeting of Stockholders, which was filed with the SEC on October 6, 2004. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Adobe and Macromedia as described above.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

Exhibit No.	Description
1.1	Agreement and Plan of Merger and Reorganization among Adobe Systems Incorporated, Avner Acquisition Sub, Inc. and Macromedia, Inc. dated April 17, 2005.
99.1	Joint Press Release of Adobe Systems Incorporated and Macromedia, Inc., issued on April 18, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005	ADOBE SYSTEMS INCORPORATED
	By:	/s/ MURRAY J. DEMO Murray J. Demo Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Agreement and Plan of Merger and Reorganization among Adobe Systems Incorporated, Avner Acquisition Sub, Inc. and Macromedia, Inc. dated April 17, 2005.
99.1	Joint Press Release of Adobe Systems Incorporated and Macromedia, Inc., issued on April 18, 2005.

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  Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES
Exhibit Index